SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CURTISS-WRIGHT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Friday, May 6, 2016, at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, commencing at 1:30 p.m. local time.

The Notice of Annual Meeting and the Proxy Statement which follow this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will present a brief report on our business followed by a question and answer period at the annual meeting.

In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

We know that many of you are unable to attend the annual meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

DAVID C. ADAMS Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Friday, May 6, 2016, at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, commencing at 1:30 p.m. local time, for the following purposes:

(1)	To elect ten Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016;

(3)	To approve on an advisory (non-binding) basis Executive Compensation; and

(4)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 11, 2016, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and at the offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, during the ten days preceding the Annual Meeting date.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to vote their shares electronically over the Internet or by telephone, or if you receive a proxy card in the mail, by mailing the completed proxy card to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,

March 22, 2016	PAUL J. FERDENZI Vice President, Corporate Secretary and General Counsel

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 6, 2016. A Notice and Proxy Statement and combined Business Review/2015 Annual Report on Form 10-K to security holders are available at: www.proxyvote.com.

CURTISS-WRIGHT CORPORATION
13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277

PROXY STATEMENT

PURPOSE

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 6, 2016, at 1:30 p.m. local time, at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, and at any adjournments thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. On or about March 24, 2016, the Company will mail to each stockholder (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including a Notice and Proxy Statement and the Company’s combined Business Review/2015 Annual Report on Form 10-K filed with the SEC, on the internet and how to access a proxy card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. You can also choose to receive future proxy materials by email by following the instructions included in the Notice of Internet Availability of Proxy Materials. This will help the Company reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which the Company’s stockholders can access these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it. The Company may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including a Notice and Proxy Statement and the Company’s 2015 Annual Report on Form 10-K filed with the SEC, to one or more stockholders.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. A Notice and Proxy Statement and combined Business Review/2015 Annual Report on Form 10-K and accompanying form of proxy card set forth in Appendix A hereto are being distributed or made available via the internet to the Company’s stockholders on or about March 24, 2016. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you vote prior to the Annual Meeting: (i) via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) via mail, by completing, signing, dating and mailing a paper proxy card in a postage-paid return envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials. A control number, contained in the

Notice of Internet Availability of Proxy Materials, is designed to verify your identity, and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered directly in your name, you are the holder of record of these shares and the Company is sending a Notice of Internet Availability of Proxy Materials directly to you. As the holder of record, you have the right to vote by one of the three ways mentioned above or in person at the Annual Meeting. If your shares are held in “street name”, your bank, broker, or other nominee is sending to you a Notice of Internet Availability of Proxy Materials. As a holder in street name, you have the right to direct your bank, broker, or other nominee how to vote by submitting voting instructions in the manner directed by your bank, broker, or other nominee. If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from your bank, broker, or other nominee and bring that proxy to the Annual Meeting.

Broker non-votes. Under the rules of the New York Stock Exchange (“NYSE”), a bank, broker, or other nominee who holds shares in “street name” for customers is precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) in the absence of specific instructions from such customers. The (1) election of Directors (see Proposal One) and (2) advisory (non-binding) vote to approve Executive Compensation (See Proposal Three) are considered “non-routine” matters under applicable NYSE rules and, therefore, a bank, broker, or other nominee is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. As such, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 (see Proposal Two) is considered a “routine” matter under applicable NYSE rules. Therefore, a bank, broker, or other nominee will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions and no broker non-votes will occur with respect to this proposal.

Voting In Accordance With Instructions. The shares represented by your properly submitted proxy received by mail, telephone, Internet, or in person will be voted in accordance with your instructions. If you are a registered holder and you do not specify in your properly submitted proxy how the shares represented thereby are to be voted, your shares will be voted:

(1)	“FOR” the election as Directors of the nominees proposed (see Proposal One),

(2)	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 (see Proposal Two), and

(4)	“FOR” the compensation of the Company’s named executive officers under the proposal regarding the advisory (non-binding) vote to approve Executive Compensation (see Proposal Three).

If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your bank, broker, or other nominee may exercise its discretionary authority to vote on Proposal Two only.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, internet, or in person will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Whether the proxy is submitted via the internet, telephone, or mail, stockholders have the right to revoke their proxies at any time before a vote is taken. If your shares are registered in your name, you may revoke your proxy (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by Broadridge Financial Solutions Inc. (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.

Record Date and Outstanding Stock. The close of business on March 11, 2016 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company issued and outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 11, 2016, there were 44,616,634 shares of Common Stock issued and outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote.

Election of Directors: A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal One). However, under our corporate governance guidelines, in an uncontested election where the only nominees are those recommended by the Board, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out under “Proposal One: Election of Directors” on page 3 of this Proxy Statement.

Ratification of Deloitte & Touche LLP: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required to approve the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

Advisory (non-binding vote) to approve Executive Compensation: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and eligible to vote on the proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers.

Calculating Votes. Under the Delaware General Corporation Law, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted as having voted either for or against the election of directors listed in Proposal One. With respect to Proposals Two and Three, abstentions will be counted as votes against such Proposals. Broker non-votes will not be counted as having voted either for or against any of the Proposals.

Dissenter’s Rights of Appraisal. The stockholders have no dissenter’s rights of appraisal under the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation, or the Company’s Amended and Restated By-Laws with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of 10 members, nine of whom are non-employee Directors. However, Dr. William W. Sihler, who is presently a Director of the Company and whose age exceeds the Board’s retirement age of 75, has advised the Board of his decision to retire from the Board after over 25 years of service. His term will expire effective just prior to the Annual Meeting. In addition, Stuart W. Thorn, who is presently a Director of the Company, has advised the Board of his decision to resign from the

Board and not stand for re-election. Mr. Thorn’s resignation will be, and his term will expire, effective just prior to the Annual Meeting. Mr. Thorn’s decision to resign from the Board is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Messrs. Sihler and Thorn served on the Board with great distinction.

After extensive discussion, the Board voted on February 10, 2016 to retain John R. Myers as a director for one additional year despite the Board’s vote on May 7, 2011 to retain Mr. Myers as a director for only one year beyond reaching his 75th birthday (the Board previously voted on February 12, 2013 to retain Mr. Myers for an additional year beyond that one year extension and again on February 11, 2014 and February 10, 2015 to retain Mr. Myers for an additional year beyond that one year extension). The Board believes that this action is in the best interest of the Company as it was concerned that this higher than typical turnover in having to replace three directors in the same year would disrupt the continuity in Board experience so that the Board’s operations would not be adversely affected, and also allows the new Board members the benefit of working with Mr. Myers for a transitional year to learn about Board practices and culture.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated David C. Adams, Dean M. Flatt, S. Marce Fuller, Dr. Allen A. Kozinski, John R. Myers, John B. Nathman, Robert J. Rivet, and Albert E. Smith, each currently serving Directors, to be elected to the Board for a one year term. The Committee on Directors and Governance of the Board has recommended and our full Board has also nominated Rita J. Heise and Peter C. Wallace to be elected to the Board for a one year term. Ms. Heise and Mr. Wallace are not currently serving as Directors of the Company and have never served in such capacity for the Company in the past. The Committee on Directors and Governance used the services of a third-party executive search firm to assist in identifying and evaluating Ms. Heise and Mr. Wallace as nominees for Directors. Each nominee has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through tenth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. However, under our corporate governance guidelines, in an uncontested election of Directors where the only nominees are those recommended by the Board (which is the case for the election of Directors at this Annual Meeting), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Committee on Directors and Governance recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K filed with the SEC. Any Director who tenders his or her resignation pursuant to this provision will not participate in the Committee on Directors and Governance recommendation or the Board action regarding whether to accept or reject the resignation offer.

As further discussed in the section titled “Broker non-votes” on page 2 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal One.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

David C. Adams, age 62, has served as Chairman and Chief Executive Officer of the Company since January 1, 2015. Prior to this, he served as President and Chief Executive Officer of the Company from August 2013. He served as President and Chief Operating Officer of the Company from October 2012; Co-Chief Operating Officer from November 2008; President of Curtiss-Wright Controls from June 2005; and Vice President of the Company from November 2005. He has been a Director of the Company since August 2013.

Mr. Adams has been an employee of the Company for more than 15 years, serving in increasing levels of strategic, operational, and managerial responsibility, as discussed above. Mr. Adams’ ability to grow the Company and in-depth knowledge of the Company’s business segments and industries in which they operate, as evidenced by the Company’s strong growth during his tenure as Chief Operating Officer and Chief Executive Officer provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Dean M. Flatt, age 65, served as President and Chief Operating Officer of Honeywell International Inc.’s Defense and Space business from July 2005 to July 2008. Prior to that, he served as President of Honeywell International Inc.’s Aerospace Electronics Systems business from December 2001 to July 2005 and served as President of Honeywell International Inc.’s Specialty Materials and Chemicals business from July 2000 to December 2001. Since May 2010, he has been a member of the Operating Executive Board of JF Lehman & Company, a private equity investment firm. Further, he is serving as a director of Ducommun Incorporated and Industrial Container Services, Inc. (also serving as Chairperson of the Compensation Committee) since January 2009 and January 2012, respectively, and is serving as non-executive Chairman of National Technical Systems, Inc. since January 2014. He has been a Director of the Company since February 2012 and serves as a member of the Committee on Directors and Governance and the Executive Compensation Committee.

Mr. Flatt has an in-depth understanding of the aerospace industry, evidenced by his past employment in high level managerial positions at Honeywell International Inc., a leading global supplier of aerospace products, one of the Company’s major markets. In addition, Mr. Flatt has extensive experience in evaluating new business opportunities gained while serving on the executive board of a private equity firm. Furthermore, Mr. Flatt has extensive managerial experience in operating a business at the director level, serving as a current director of Ducommun Incorporated, Industrial Container Services, Inc., and National Technical Systems, Inc. Mr. Flatt’s ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aerospace industry and private equity investing provides the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions..

S. Marce Fuller, age 55, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005, and a Director of Mirant Corporation from July 1999 until January 2006. She served as a Director of Earthlink, Inc. from January 2002 to April 2014. At Earthlink, she served as Chairperson of the Audit Committee, Leadership and Compensation Committee, and Corporate Governance and Nominating Committee, and as Lead Independent Director. She has been a Director of the Company since 2000 and serves as Chairperson of the Executive Compensation Committee and as a member of the Audit Committee. Since May 2015, she is also serving as Lead Independent Director of the Company for a term of one year expiring in May 2016, or until her successor is appointed.

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services.

Rita J. Heise, age 59, has worked as a business consultant since January 2012. From 2002 through her retirement in December 2011, she served as a corporate vice president and chief information officer of Cargill, Incorporated, an international producer and marketer of food, agricultural, financial, and industrial products and services and one of the largest privately-owned companies in the world. Prior to joining Cargill, Ms. Heise was the chief information officer for the aerospace business of Honeywell International Inc. and for Honeywell’s Europe, Middle East, and Africa operations. Since 2012, Ms. Heise has been a Director of Fastenal Company and is a member of the Compensation Committee. Ms. Heise has participated in information technology industry committees and currently serves as chair of the board of Blue Cross Blue Shield of Minnesota, a non-profit health services company. She previously served on the board of Adventium Labs, a privately-held systems engineering and cyber-security company.

Ms. Heise’s information technology background, combined with a diverse operations background, offers the board valuable insight on ways for the Company to maximize the use of advancing technologies in marketing, operations, and distribution.

Dr. Allen A. Kozinski, age 74, served as Group Vice President, Global Refining of BP PLC from 1998 through 2002. He has been a Director of the Company since 2007 and serves as Chairperson of the Committee on Directors and Governance and as a member of the Finance Committee.

Dr. Kozinski has an in-depth understanding of the oil and gas industry, evidenced by his past employment at Amoco Corporation and BP, both leading oil and gas companies. At these companies, Dr. Kozinski served at times in increasing levels of managerial responsibility, beginning with business unit manager and then Vice President, Technology, Engineering and International Development at Amoco, and Group Vice President, Global Refining at BP. Dr. Kozinski’s ability to lead a company’s business segment at a high level of management, coupled with his in-depth knowledge of the oil and gas industry, one of the Company’s end markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its industrial products and services.

John R. Myers, age 79, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. From 1993 to 1999 he was a limited partner of Carlisle Enterprises, a private equity group, and from 2005 through 2014 he has served as an Operating Partner of First Atlantic Capital Corporation, a private equity group. From 1994 to May 2002 he served as a Director of Iomega Corporation. He has been a Director of the Company since 1996 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance. He also served as Lead Independent Director of the Company from June 2014 through expiration of his term in May 2015.

Mr. Myers has extensive managerial experience in operating a business at both the officer and director level, evidenced by his service at both Tru-Circle Corporation and Iomega Corporation. In addition, Mr. Myers has an in-depth understanding of the aerospace industry gained while employed by Tru-Circle Corporation, Garrett Aviation Services, Textron Lycoming Engines, and General Electric Company, one of the Company’s major markets. Furthermore, Mr. Myers has extensive experience in evaluating new business opportunities gained while working at private equity investment companies. Mr. Myer’s ability to lead a company at the highest level of management and his knowledge of the aerospace industry and private equity investing provide the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

Admiral (Ret.) John B. Nathman, age 67, served as commander of U.S. Fleet Forces Command from February 2005 to May 2007. From August 2004 to February 2005, he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004, he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From October 2001 to August 2002, he served as Commander, Naval Air Forces. From August 2000 to October 2001, he served as Commander of Naval Air Forces, U.S. Pacific Fleet. He has been a Director of the Company since 2008 and serves as a member of the Finance Committee and the Committee on Directors and Governance.

Admiral Nathman’s strong leadership, coupled with an in-depth understanding of U.S. government spending, especially defense spending and military products, evidenced by 37 years of service in high-

level commands in the United States Navy, provides the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

Robert J. Rivet, age 62, was Executive Vice President, Chief Operations and Administrative Officer of Advanced Micro Devices, Inc., a leading global semiconductor company, from October 2008 to February 2011, and was Executive Vice President, Chief Financial Officer of Advanced Micro Devices, Inc. from September 2000 until October 2009. From 2009 to 2011, he also served as a Director of Globalfoundries Inc. He has been a Director of the Company since 2011 and serves as Chairperson of the Audit Committee and as a member of the Executive Compensation Committee.

Mr. Rivet has an in-depth understanding of the preparation and analysis of financial statements based upon his 35 years of financial experience, including nine years as Chief Financial Officer of Advanced Micro Devices. In addition, Mr. Rivet led numerous acquisition and divestiture activities while at Advanced Micro Devices and Motorola Corporation. Mr. Rivet’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, his in-depth understanding of high-technology industries such as the semiconductor business, and experience in mergers and acquisitions provides the Company a competitive advantage in seeking new strategic business opportunities and acquisitions.

Albert E. Smith, age 66, served as Chairman of Tetra Tech, Inc. from March 2006 to January 2008 and has been a director of Tetra Tech since May 2005. He has been a director of CDI Corp. since October 2008. From 2002 to 2005, he served as a member of the Secretary of Defense’s Science Board. Mr. Smith was employed at Lockheed Martin Corp. from August 1985 to January 2005. Mr. Smith served as an Executive Vice President of Lockheed Martin from September 1999 until June 2005. He has been a Director of the Company since 2006 and serves as Chairperson of the Finance Committee and as a member of the Committee on Directors and Governance.

Mr. Smith has an in-depth understanding of the aerospace industry, evidenced by his past employment at Lockheed Martin, a leading aerospace company. At Lockheed, Mr. Smith served in high level managerial positions. In addition, Mr. Smith has extensive managerial experience in operating a business at the director level, serving as a current director of Tetra Tech and CDI Corp., both public companies. Mr. Smith’s experience as a director at other public companies and ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aerospace industry, one of the Company’s largest markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its aerospace industry products and services.

Peter C. Wallace, age 61, served as Chief Executive Officer and a Director of Gardner Denver Inc. from June 2014 until his retirement as of January 1, 2016. Gardner Denver is an industrial manufacturer of compressors, blowers, pumps, and other fluid control products used in numerous global end markets. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a Director, of Robbins & Myers, Inc., from 2004 until it was acquired in February 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application- critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide. Mr. Wallace is also a Director of Applied Industrial Technologies, Inc. and Rogers Corporation. Mr. Wallace also serves on the board of a private manufacturing firm engaged in packaging equipment and industrial markets.

Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing, one of the Company’s end markets. Mr. Wallace brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. This broad and extensive experience in leadership roles, along with his board experience, enhances Mr. Wallace’s contributions and values to the Company’s Board.

Directorships at Public Companies

The following table sets forth any directorships at other public companies and registered investment companies held by each nominee for Director at any time during the past five years.

Name of Director	Company
Dean M. Flatt	Ducommun Incorporated (since 2009)
S. Marce Fuller	Earthlink, Inc. (until 2014)
Rita J. Heise	Fastenal Company (since 2012)
Albert E. Smith	Tetra Tech Inc. (since 2005) CDI Corporation (since 2008)
Peter C. Wallace	Applied Industrial Technology (since 2005) Parker Drilling Company (until 2014) Robbins & Myers, Inc. (until 2013) Rogers Corporation (since 2010)

Family Relationships

There are no family relationships between any of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.

Certain Legal Proceedings

None of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director has been, during the past ten years: (i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time; (ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or Federal or State authority, permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, futures, commodities, or banking activities; (iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” on page 43 of this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. In February 2016, the Board of Directors amended the corporate governance guidelines to modify the process for reviewing Director tenure in light of evolving Board expertise requirements. The corporate governance guidelines, as amended, are available within the Corporate Governance section of the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

Meetings of the Board

The Board has regularly scheduled meetings each year, and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2015, the non-employee Directors met seven times in executive session. In May 2015, S. Marce Fuller was appointed by the Board to serve as Lead Independent Director for such executive sessions for a period of one year expiring in May 2016, or until her successor is appointed. John R. Myers served as Lead Independent Director for executive sessions from June 2014 through expiration of his term in May 2015. The Lead Independent Director reviews the agenda items from the meeting with all non-employee Directors and leads discussions with the independent Board members and coordinates follow up discussions with management. For a further discussion on the position of Lead Independent Director, please read the section titled “Board Leadership Structure” on page 12 of this Proxy Statement.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2015, the Board held eight meetings and committees of the Board held a total of 16 meetings. During 2015, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy, and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2015 annual meeting of stockholders. David C. Adams, the Company’s Chairman and Chief Executive Officer, did attend the Company’s 2015 annual meeting of stockholders and will attend the Company’s 2016 annual meeting of stockholders where he will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Albert E. Smith, c/o Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. The name of any specific intended Board recipient should be noted in the communication. However, prior to forwarding any correspondence, Mr. Smith will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined and require the Board annually to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted within the Corporate Governance section of the Company’s website at www.curtisswright.com, for its evaluation of the materiality of any Director relationship with the Company. To assist in the Board’s determination, each Director completed materials designed to identify any relationship that could affect the Director’s independence. On the basis of those materials and the standards described above, the Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: Dean M. Flatt, S. Marce Fuller, Dr. Allen A. Kozinski, John R. Myers, John B. Nathman, Robert J. Rivet, Dr. William W. Sihler, Albert E. Smith, and Stuart W. Thorn. Mr. Adams does not meet the corporate governance guidelines independence test and NYSE independence listing standards due to his current position as Chairman and Chief Executive Officer of the Company. The Board has also determined that Rita J. Heise and Peter C. Wallace, non-Director nominees, are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines. There were no other transactions, relationships, or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the Directors are independent.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Company’s code of conduct applicable to its employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, insider trading and hedging, and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company will disclose any waivers of the codes of conduct pertaining to Directors or senior financial executives on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted. The Company’s code of conduct is available within the Corporate Governance section of the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. The full text of each charter is available within the Corporate Governance section of the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. The current membership of each committee is as follows:

Director	Audit Committee		Executive Compensation Committee		Committee on Directors and Governance		Finance Committee
Dean M. Flatt			X		X
S. Marce Fuller	X		X	(1)
Dr. Allen A. Kozinski					X	(1)	X
John R. Myers			X		X
John B. Nathman					X		X
Robert J. Rivet	X	(1)	X
Dr. William W. Sihler	X						X
Albert E. Smith					X		X	(1)
Stuart W. Thorn	X						X

(1)	Denotes Chairperson

Audit Committee. The Audit Committee presently consists of four directors. The Audit Committee met five times during 2015. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function; the annual independent audit of the Company’s financial statements; the performance, qualifications, and independence of its independent registered public accounting firm; risk assessment and management; and the Company’s compliance and ethics programs.

Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Robert J. Rivet, is an “audit committee financial expert” as defined in the rules of the SEC.

Executive Compensation Committee. The Executive Compensation Committee presently consists of four directors. The Executive Compensation Committee met six times during 2015. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

The Executive Compensation Committee determines the compensation of the Chief Executive Officer and recommends to the full Board the compensation levels for the remaining executive officers of the Company. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs and reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking. In fulfilling its responsibilities, the Executive Compensation Committee may retain a consultant. For a discussion concerning the process and procedures for the consideration and determination of executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of five directors. The Committee on Directors and Governance met three times during 2015. The Committee on Directors and Governance develops policy on the size and composition of the

Board, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of five directors. The Finance Committee met two times during 2015. The Finance Committee, among other things, advises the Board regarding the capital structure of the Company, the Company’s dividend and stock repurchase policies, and the investment managers and policies relating to the Company’s defined benefit plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the independence of all directors, except our Chairman. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Board believes that each business is unique, and therefore, the appropriate board leadership structure will depend upon each company’s unique circumstances and needs at the time. The positions of Board Chairman and Chief Executive Officer of the Company currently reside in one individual, David C. Adams. The Board believes at this time it is in the best interest of the Company and its stockholders for one person to serve as Board Chairman and Chief Executive Officer. Mr. Adams has been an employee of the Company for more than 15 years, having served in increasing levels of strategic, operational, and managerial responsibility. He possesses in-depth managerial and operational knowledge of the Company and its industries, as well as the issues, opportunities, and challenges it faces. Thus, he is best positioned to provide direction and highlight issues that ensure the Board of Directors’ time and attention are focused on the most critical matters. In addition, the Board has determined that this leadership structure is optimal because it believes that having one leader serving as both Chairman and Chief Executive Officer fosters decisive leadership, accountability, effective decision-making, and alignment on corporate strategy. Having one person serve as Chairman and Chief Executive Officer also enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, customers, and suppliers. In light of Mr. Adams’ experience and knowledge of the Company’s business and industries, his ability to speak as both Chairman and Chief Executive Officer provides the Company with strong unified leadership.

Mr. Adams fulfills his responsibilities in chairing the Board through close interaction with the Lead Independent Director. In May 2015, the Board appointed S. Marce Fuller to serve in that capacity for a period of one year expiring in May 2016, or until her successor is appointed. John R. Myers served as Lead Independent Director for executive sessions from June 2014 through expiration of his term in May 2015. The Board has structured the role of its Lead Independent Director to strike an appropriate balance between well-focused and independent leadership on the Board. The Lead Independent Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The Lead Independent Director is expected to foster a cohesive Board that supports and cooperates with the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the Lead Independent Director’s responsibilities include convening and presiding over executive sessions attended only by non-employee Directors, communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants, serving as a liaison between the Chairman and the Board’s independent Directors on sensitive issues, consulting with the Chairman on meeting schedules and agendas, including the format and adequacy of information the Directors receive and the effectiveness of the meeting process, overseeing the Board’s self-evaluation process, and presiding at meetings of the Board in the event of the Chairman’s unavailability.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-term business plans, long-range strategic issues, risks, and integrity.

Board Role in Risk Oversight

The Board of Directors oversees risk to help ensure a successful business at the Company. While the Chairman and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other members of the Company’s senior leadership team are responsible for the day-to-day management of risk, the Board of Directors is responsible for appraising the Company’s major risks and ensuring that appropriate risk management and control procedures are in place.

The Company relies on a comprehensive risk management process to aggregate, monitor, measure, and manage risk. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. The Company’s risk management process is overseen by its Chief Risk Officer. The Chief Risk Officer regularly updates the Audit Committee on the Company’s risk management process. The Chairperson of the Audit Committee then reports to the full Board on the risks associated with the Company’s operations.

While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors, also have responsibility for aspects of risk management. The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management. The Audit Committee also performs a central oversight role with respect to financial reporting and compliance risks. The Executive Compensation Committee considers risks in connection with its design of compensation programs for the Company’s employees, including the executive officers. The Finance Committee is responsible for assessing risks related to financing matters such as pension plans, capital structure, and equity and debt issuances. The Committee on Directors and Governance oversees risk related to the Company’s overall governance, including Board and committee composition, Board size and structure, Director independence, ethical and business conduct, and the Company’s corporate governance profile and ratings.

The Board and its committees are kept informed by various reports on risk identification and mitigation provided to them on a regular basis, including reports made at the Board and Committee meetings by management. For example, the Company’s Chief Risk Officer and internal audit function maintain oversight over the key areas of the Company’s financial processes and controls, and report periodically directly to the Audit Committee for the purpose of assessing and evaluating major strategic, operational, regulatory, information management and cybersecurity, and external risks in the Company’s business. The Audit Committee then reviews with management such risks and the steps management has taken to monitor, mitigate, and control such risks.

The Board believes that its leadership structure facilitates its oversight of risk by combining Board committees and majority independent Board composition with an experienced Chairman and Chief Executive Officer who has detailed knowledge of the Company’s business, history, and the complex challenges it faces. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company position him to promptly identify and raise key risks to the Board and focus the Board’s attention on areas of concern. The independent committee chairs and other Directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the non-management Directors and the Chairman and Chief Executive Officer that enhances risk oversight.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)

to the extent known, the name and address of any other stockholder(s) supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement, or understanding with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

In its assessment of each potential nominee, the Committee on Directors and Governance will review the nominee’s judgment, experience, independence, and understanding of the Company’s business; the range of talent and experience already represented on the Board; and such other factors that the committee determines are pertinent in light of the current needs of the Company. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

The Committee on Directors and Governance does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but when considering director candidates it seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills, experience, and cultural knowledge that will further enhance the Board’s effectiveness. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition. When the need arises, the Company engages independent search firms to identify potential director nominees according to the criteria set forth by the Committee and assist the Committee in identifying and evaluating a diverse pool of qualified candidates.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the Committee will take into account the factors identified above and all other factors which the Committee in its best judgment deems relevant at such time.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. Such submission must include the items listed above under “Stockholder Recommendations and Nominations for Directors.” Stockholder submissions for Director nominees at the 2017 annual meeting of stockholders must be received by the Corporate Secretary of the Company no earlier than January 8, 2017 and no later than February 7, 2017. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the SEC and the requirements of Sections 303A.07(a) and applicable sections of the New York Stock Exchange listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07(b) of the New York Stock Exchange listing standards. The Audit Committee annually reviews and reassesses its written charter, as well as selects and retains the Company’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2015 with management and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required under Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately, and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2015 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements and footnotes be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Robert J. Rivet, Chairperson
S. Marce Fuller
Dr. William W. Sihler
Stuart W. Thorn

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) details the Executive Compensation Committee’s (“Committee”) decisions regarding the compensation programs and practices as they relate to the Company’s Named Executive Officers (“NEOs”). In 2015, the Company’s NEOs included:

•	David C. Adams, Chairman and Chief Executive Officer,

•	Glenn E. Tynan, Vice President and Chief Financial Officer,

•	Thomas P. Quinly, Vice President and Chief Operating Officer,

•	Paul J. Ferdenzi, Vice President, General Counsel, and Corporate Secretary, and

•	Harry S. Jakubowitz, Vice President and Treasurer

2015 Company Performance

Historically, Curtiss-Wright grew its portfolio of products and services through acquisitions supplemented by organic growth. In 2015, the Company continued the strategy begun in 2014 of concentrating on increasing margins within existing lines of business by:

•	Leveraging the critical mass and powerful suite of capabilities it built over the past decade;

•	Driving operational excellence;

•	Exercising financial discipline; and

•	Divesting low margin, non-strategic businesses

The intent of the strategy is achievement of top quartile performance among its peers. These objectives are tied to a much more balanced capital deployment strategy—all part of the Company’s effort to improve competitiveness over the long term and generate stronger returns for stockholders.

In 2015, the Company’s performance reinforced its strategy. The Company’s financial performance in 2015 was strong, resulting in three-year total shareholder return (TSR) at the 96th percentile (top decile) of our peer group. TSR is the change in Company share price plus dividends from the beginning of the (three year, 1/1/2013 to 12/31/2015) measurement period to the end. Highlights of the Company’s 2015 performance include:

•	Operating income increased 10% and operating margin increased 150 basis points to 14.1%, based on improvements in the Company’s Defense and Power segments

•	Net earnings from continuing operations increased 13% to $192 million, or $4.04 per diluted share

•	Working capital as a percentage of sales increased slightly to 25.4%

•	Organic sales were essentially flat in 2015

•

Adjusted free cash flow, defined as cash flow from operations less capital expenditures and excluding contributions to the Company’s corporate defined benefit pension plan of $145 million, increased 3% to $272 million for 2015, equating to a solid 141% cash conversion (based on net earnings from continuing operations). Cash conversion is calculated as adjusted free cash flow divided by earnings from continuing operations

The following chart illustrates how the Company compares against the peer group using TSR as of December 31, 2015:

2015 Incentive Payouts

Incentive awards earned by the NEOs for fiscal 2015 reflect the Company’s strong operating performance and the Company’s commitment to pay for performance.

•	2015 annual incentive awards were on average 136% of target for the NEO’s with incentives based on Company (80%) and individual (20%) performance

•	Cash-based performance units for the 2013-2015 performance period were earned on average at 117% of target

•	Performance Share Units payout for the 2013-2015 performance period was 200% of target

Independent Consultant Transition

In July 2015, the Committee retained a new independent external executive compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), to assist the Committee with the Company’s executive compensation program. Prior to retaining FW Cook, the Committee relied on the advice and services of Farient Advisors, LLC (Farient) as the Committee’s independent external executive compensation consultant.

Compensation Practices and Policies

The Committee frequently reviews the Company’s executive compensation programs to ensure they support the Company’s compensation philosophy and objectives and continue to drive corporate performance to achieve the Company’s strategic plan. The Committee continues to implement and maintain best practices for executive compensation. Listed below are some of the best practices the Company follows and the practices that the Company does not include in its program:

What Curtiss-Wright Does		What Curtiss-Wright Doesn’t Do
•	Align pay and performance using measures of financial and operating performance including use of relative TSR	•	No NEO employment agreements
		•	Does not engage in executive compensation practices that encourage excessively risky business decisions
•	Balance short-term and long-term incentives using multiple performance measures	•	No short sales, hedging, or pledging of Curtiss-Wright stock
		•	No reloading, re-pricing or backdating stock options
•	Place maximum caps on incentive payout consistent with market competitive practice	•	No tax gross-ups on change-in-control benefits for executives hired after January 2008
•	Establish rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs	•	No dividends on unvested or unearned performance units
		•	No excessive perquisites
•	Include a claw back policy on all incentive compensation	•	No excessive severance and/or change in control provisions
•	Use an independent external compensation consultant to review and advise on executive compensation
•	Use double trigger Change In Control Agreements for equity vesting under the Corporation’s Long Term Incentive Plan.

Consideration of Say on Pay Results

At the 2015 Annual Meeting of stockholders, approximately 90% of shares voted were voted in favor of the Company’s executive pay programs (commonly known as Say on Pay). Stockholder input is important to the Committee; therefore, it regularly solicits input from the Company’s major stockholders on the Company’s executive compensation programs. Since 2011, the Committee has made changes each year to respond to stockholder input and strengthen the link between executive pay and performance. The Committee believes that the 2015 voting results as well as the investor feedback indicate stockholders’ approval of the NEO’s compensation levels, objectives, program design, and rationale.

Overview of the 2015 Executive Compensation Program

Compensation Philosophy

The Company’s compensation philosophy and objectives will support and enable:

•	Curtiss-Wright’s vision of achieving top quartile performance

•	Pay outcomes aligned with performance and shareholders

-	Target NEO total direct compensation opportunities at market median, which allows for above median pay for above median performance and below median pay for below median performance

•	Incentive Metrics and Targets dictated by Company needs that are:

-	Evaluated annually based on financial performance and outlook

-	Modified in terms of weighting and mix as Curtiss-Wright’s performance advances towards top quartile

-	Reviewed and assessed as business conditions change with exceptions possible when aligned with strategic purposes

•	Long-Term Incentives including equity as a key component thereby providing shareholder alignment

•	Compensation to be a tool for key employee retention and talent development

Compensation mix

To reinforce the Company’s pay for performance philosophy, nearly two-thirds of targeted total direct compensation for each NEO is contingent upon performance and, therefore, fluctuates with the Company’s financial results and share price. The Committee targets total direct compensation opportunities for the executive group on average to the 50th percentile (median) of the Company’s relevant market and peer data with actual upside and downside pay tied to corresponding performance.

2015 Target Compensation Mix and “Pay at Risk”

Performance-based compensation includes: annual incentives, equity-based performance share units, and cash-based performance units, which account for approximately 63% of the CEO’s total target compensation and 52% of the total target compensation for the remaining NEO’s.

The acronyms PSUs, PUs, and RSUs in the above pie charts mean equity-based performance share units, cash-based performance units, and time-based restricted stock units, respectively, each of which is discussed more fully later on in this CD&A.

Competitive market data and peer group data

The Committee analyzed competitive market data from two sources:

1. Peer group; and

2. Survey data

The Committee utilizes both peer group and industry data weighted equally as the primary source for the CEO and CFO. The peer group data is most representative of competitors with similar product lines, markets/ industries and relative revenue size. Peer group performance therefore is a key relative measure for the Company’s annual incentive plan and performance-based long-term incentive plan metrics. In 2015, the Committee, with guidance from its independent executive compensation consultant and Management, modified the peer group used for competitive market assessments and relative performance comparisons for incentive plans during 2015. The final peer group approved by the Committee consists of the following 17 companies:

•	AAR Corp.	•	Moog Inc.
•	Crane Co.	•	Orbital ATK Corp.
•	Cubic Corporation	•	Rockwell Collins Inc.
•	EnPro Industries, Inc.	•	Spirit AeroSystems Holdings Inc.
•	Esterline Technologies Corp.	•	Teledyne Technologies Inc.
•	Hexcel Corp.	•	Transdigm Group Inc.
•	IDEX Corporation	•	Triumph Group, Inc.
•	ITT Corp	•	Woodward, Inc.
•	Kaman Corporation

For the other NEOs, the Committee placed more focus on nationally recognized executive survey data from third party sources. The Committee believes that due to the smaller number of peer matches and more robust sample size of the surveys, the latter would provide more reliable, compensation data.

Roles in determining 2015 Executive Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Groups Involved	Roles and Responsibilities
Executive Compensation Committee	•

Recommends to the full Board the compensation levels for the executive officers other than the Chief Executive Officer and evaluates performance and determines the compensation of the Chief Executive Officer annually

	•	Oversees the administration of the Company’s executive compensation programs
	•	Reviews competitiveness and business fit of overall executive compensation plans, philosophy and policies
	•	Oversees cost and design of the Company’s retirement plans and recommends changes to the full Board
	•	Selects, oversees, and directs the activities of the external executive compensation consultant and ensures the independence of such consultant
	•	Reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking
Board Members	•	Determines the compensation of the executive officers other than the Chief Executive Officer
	•	Oversees design and cost changes to the retirement plans

Groups Involved	Roles and Responsibilities
Independent Committee Consultant	•	Provides advice on officer and board of directors compensation matters
	•	Provides information on competitive market trends in general executive compensation as it impacts officers
	•	Provides proposals for officer compensation programs, program design, including measures, goal-setting, and pay and performance alignment and other topics as the Committee deems appropriate
	•	Is directly accountable to the Committee, which has sole authority to engage, dismiss, and approve the terms of engagement of the compensation consultant.
CEO	•	Evaluates performance of the executive officers other than his own
•

Makes recommendations to the Committee regarding base salary, annual incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation for the executive officers other than himself

Other Executives: CFO,GC, Corp. VP HR	•	Makes recommendations to the CEO and Committee regarding officer annual and long-term incentive plan design and performance metrics
	•	Provides officer compensation analysis in collaboration with the Committee’s independent consultant
	•	Provides information and recommendations regarding board director pay with oversight by the Committee’s independent consultant

During 2015, neither FW Cook nor Farient provided any other services to the Company. It is the Committee and the Company’s belief that the services provided by FW Cook and Farient were independent and free from any conflict of interest.

2015 Compensation Components

The table below summarizes each of the Company’s 2015 compensation components and its role in the Company’s executive compensation program.

Compensation Component	Role in the Executive Compensation Program
Base Salary	•	Provides fixed compensation based on responsibility level, position held, job duties performance, and market value
Annual Incentive Compensation	•	Motivates and rewards achieving annual financial and operational business objectives that are linked to the Company’s overall short term business strategy
Long-Term Incentive Program	•	Motivates NEOs to achieve longer term financial goals that drive shareholder value through three components:
1. Performance-based restricted stock units (TSR based)
2. Cash-based performance units, and
3. Time-based restricted stock units
	•	Promotes stock ownership and aligns incentive awards with stockholder interests
•

Rewards achievement of longer-term (three year) business objectives that are linked to the Company’s overall longer term business strategy and total return to stockholders; whereas the time based restricted stock unit award encourages retention

Compensation Component	Role in the Executive Compensation Program
Employee Stock Purchase Plan	•	Allows substantially all full-time employees the ability to set aside money to purchase stock of the Company
	•	Promotes stock ownership and aligns employees with stockholder interests
Executive Deferred Compensation Plan	•	Permits deferral of compensation in excess of 401(k) statutory limits for tax advantaged savings
	•	Provides officers and other executives with a savings opportunity comparable to other employees
Restoration (Pension and Savings) Plans	•	Provides competitive retirement benefit
	•	Promotes long-term retention of key executives by providing an increasing value tied directly to length of service
	•	Note: The Company’s traditional pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028
401(k) Plan	•

Allows all regular domestic employees (full-time and part-time) with the ability to set aside compensation on a pre-tax basis subject to IRS guidelines for investment in various investment vehicles under the plan

	•	Provides added retirement benefit by way of a competitive matching contribution to those employees not participating in the Company’s traditional pension plan
Limited Executive Perquisites	•	Provides a competitive level; business-related benefit to the Company and assists with key aspects of employment: health and financial wellness
Post-Employment Agreements	•	Delivers temporary income following an NEO’s involuntary termination of employment. In the case of change in control, provides continuity of management

2015 Compensation Decisions and the Basis for Decisions

Base Salary

Base salary is intended to compensate the NEOs for performance of core job responsibilities and duties. Base salary drives other pay components in that it is used to determine target values for annual incentive compensation, long-term incentive compensation, retirement benefit calculations, severance protection, and change-in-control benefits.

The Committee evaluates NEO salaries annually and makes recommendations to the Board that reflect the value of the position measured by competitive market data, the NEOs’ individual performance, and the individual’s longer-term intrinsic value to the Company.

For 2015, base salaries were modestly increased by an average of 3.0%. Effective January 1, 2015, the Committee increased Mr. Adams’ salary to be better aligned with the median of market peers and reflect additional responsibility of Chairman of the Board of Directors of the Company.

Annual Incentive Compensation

For 2015, the NEOs participated in the Curtiss-Wright Incentive Compensation Plan, as amended (“MICP”), approved by the Company stockholders in May 2011.

The Company believes that an important portion of the overall cash compensation for the NEOs should be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives that contribute to enhanced shareholder value over time. Accordingly, 80% of the NEO’s annual incentive target is tied to financial performance, while the remaining 20% is tied to significant individual goals and objectives.

For the 2015 MICP, the Committee, in consultation with management and the former external executive compensation consultant selected three financial measures and key individual performance-based objectives for all NEOs as summarized in the table below.

Summarized below are the 2015 MICP goals, weightings, and the rationale for inclusion of each goal:

Goal	Weighting	Rationale
Corporate Operating Income; “OI”	20%	•	Requires management to increase profitability
		•	Is easily understood, measurable, and reflects management’s performance
		•	Is a key driver of Company business strategy
		•	Is correlated with the Company’s TSR
Operating Margin; “OM”	30%	•	Requires management to achieve profitability goals through effective margins
		•	Is easily understood, measurable, and reflects management performance
		•	Is a key driver of overall Company success and TSR
Working Capital; “WC”	30%	•	Requires management to reduce its working capital as a percentage of sales
• Every one percent decrease in WC equals $23MM in free cash flow
• FCF enhances shareholder value by allowing Curtiss-Wright for example, to pursue acquisitions, pay dividends, and buy back stock
Individual Objectives	20%	•	Requires a portion of the annual incentive to be based on performance objectives for which each executive is directly responsible
		•	Allows for differentiation of awards based on individual contributions
		•	Supports leadership development and succession planning

MICP Formula

Payout = (20% of Target x OI Performance Rating) + (30% of Target x OM Rating) + (30% of Target x WC Rating)

+ (20% of Target x Individual Rating)

Any adjustments are reviewed by the Committee’s independent consultant, approved by the Committee, and audited by our external and internal audit staff. These adjustments ensure that management makes decisions based on the best interests of the Company and stockholders.

Goal Setting Process

Annual MICP financial performance goals are developed through a rigorous goal setting process to test the validity of the Company’s performance objectives. In reviewing and setting performance targets, the Committee considers the Company’s five year strategic plan, annual budget, and the Company’s compensation structure. Financial performance targets are established using historical and planned Company performance, back-testing payouts vs. performance, historical peer performance, analyst estimates of prospective performance, and the Company’s cost of capital. Individual goals are developed independently between the respective NEO and the CEO and then presented, along with their rationale, to the Committee for consideration and approval. The CEO’s individual goals are established with the Committee’s input and approval while the Board approves all other NEOs individual goals. All goals are tied to strategic business needs for the coming year and are pushed down through the organization to align all incentive pay participants with Company goals and objectives. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short-term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

The goals set by the Committee are designed to provide correlating pay for performance while targeting to the 50th percentile. For pay above the 50th percentile there must be a corresponding level of performance.

2015 Annual Incentive Compensation (MICP) Payout

No incentive is paid if performance falls below Threshold, and payouts are capped and may not exceed 200% of target.

For 2015, the range of OI ($) performance was:

OI Range of Performance	Corporate
Threshold	$245,100,000
Target	$306,400,000
Maximum	$337,700,000

For 2015, the target range of OM performance was:

OM (%) Range of Performance	Corporate
Threshold	9%
Target	12.6%
Maximum	14.2%

For 2015, the target range of WC (% of Sales) performance was:

WC Range of Performance	Corporate
Threshold	30.4%
Target	23.1%
Maximum	19.9%

Individual objectives are generally measurable and weighted based on their relative importance to the goals of the business unit and the overall success of the Company. Individual objectives can be quantitative or more subjective as long as they support operational success and reflect management’s strategy. The Committee reviews each NEO’s individual performance and provides a rating between 1 (one) and 5 (five) for each objective. A performance rating of 3 (three) equates to 100% of target achievement; a 5 (five) represents 200% of target, or maximum achievement; and a 2 (two) represents 50% of target, or threshold achievement. A participant does not receive an award for a rating of two or less. Each objective is multiplied by its weighting and then totaled for an overall rating. The overall rating is then multiplied against 20% of the NEO’s MICP target award to derive a payout.

	Mr. Adams		Mr. Tynan		Mr. Quinly		Mr. Ferdenzi		Mr. Jakubowitz
Goal	Weight	Rating	Weight	Rating	Weight	Rating	Weight	Rating	Weight	Rating
Board of Directors succession planning	25%	3.5
Increase investor relations participation	50%	3.7
Senior leadership development	25%	3.5			34%	4.0
Implement process efficiencies			40%	3.6
Functional transformation efficiencies			20%	3.6
Financial management of key metrics			40%	3.6
Code of Conduct modernization							30%	3.7
Implement global hotline service and tracking system							30%	3.4
Major compliance policies							40%	3.6
Global risk management					33%	3.8
Staff professional development					33%	3.5
Tax planning									80%	3.3
Enhance FX analysis and training									20%	3.3
Total Score (% of target)	3.6 (130%)		3.6 (130%)		3.8 (140%)		3.6 (130%)		3.3 (115%)

In order to assess the NEOs’ individual performance, the Committee is provided with detailed supporting documentation. In awarding a rating to each NEO, the Committee analyzes this supporting justification and also takes into account the Company’s overall performance and the assessment of the Chief Executive Officer.

In assessing each NEO’s performance against his individual goals, the Committee considered the following:

Named Executive Officer	Accomplishments
David C. Adams	•	His effort to establish and maintain effective lines of communications with stockholders and the investment community
	•	His effort to develop future leadership within the Company
	•	His effort to identify new board candidates in light of evolving Company expertise requirements
Glenn E. Tynan	•	His effort in developing and implementing an internal financial performance tracking system to support the Company’s strategy of operating margin improvement
	•	The Company’s improved financial performance as well as Mr. Tynan’s role in achieving the Company’s financial results such as reducing costs through the creation of Centers of Excellence
Thomas P. Quinly	•	His effort to develop future operational leadership within the Company
	•	His effort in developing and implementing strategic plans to manage risk
Paul J. Ferdenzi	•	His effort in ensuring ethical behavior and compliance with laws and regulations by all employees through implementation of a modern, web based Code of Conduct training module
	•	His effort in implementing a global hotline and tracking system where employee concerns can be made known to the Company and addressed

Named Executive Officer	Accomplishments
Harry S. Jakubowitz	•	His effort to help lower the Company’s overall effective tax rate
	•	His effort to manage and mitigate foreign currency exchange risk

The following table details the 2015 MICP payout to each NEO based on actual financial results for the Company versus target and each NEO’s 2015 individual performance rating. With regards to the financial payout for the Company, the Company exceeded its targets on two of the three financial measures, which resulted in the payouts in the table below.

In no event may MICP awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the MICP. For 2015, the Committee exercised no such downward discretion.

NEO	Target %	Goal	Weight	Actual Result	2015 MICP Payout as % of Target	2015 MICP Payout ($)
Mr. Adams	105%	Individual Portion	20%	3.6	130%	$245,700
		OI Portion	20%	$315M	126%	$238,140
		OM Portion	30%	14.3%	200%	$567,000
		WC Portion	30%	25.4%	83%	$235,305
		Total Payout	100%			$1,286,145
Mr. Tynan	75%	Individual Portion	20%	3.6	130%	$105,866
		OI Portion	20%	$315M	126%	$102,607
		OM Portion	30%	14.3%	200%	$244,305
		WC Portion	30%	25.4%	83%	$101,387
		Total Payout	100%			$554,165
Mr. Quinly	75%	Individual Portion	20%	3.8	140%	$126,000
		OI Portion	20%	$315M	126%	$113,400
		OM Portion	30%	14.3%	200%	$270,000
		WC Portion	30%	25.4%	83%	$112,050
		Total Payout	100%			$621,450
Mr. Ferdenzi	65%	Individual Portion	20%	3.6	130%	$68,582
		OI Portion	20%	$315M	126%	$66,472
		OM Portion	30%	14.3%	200%	$158,266
		WC Portion	30%	25.4%	83%	$65,680
		Total Payout	100%			$359,000
Mr. Jakubowitz	45%	Individual Portion	20%	3.3	115%	$28,980
		OI Portion	20%	$315M	126%	$31,752
		OM Portion	30%	14.3%	200%	$75,600
		WC Portion	30%	25.4%	83%	$31,374
		Total Payout	100%			$167,706

Key Changes to the Annual Incentive Compensation Design for 2016

There were no changes made to the MICP goals and weightings for 2016. They will remain working capital as a percent of sales (30%), operating income (20%), operating margin (30%), and individual goals (20%).

Long-Term Incentive Program

The Company’s long-term incentive plan (“LTIP”) is designed to ensure its executive officers and key employees are focused on longer term stockholder value creation through incentive compensation that rewards for longer term (i.e., three years or more) performance.

In determining the 2015 LTIP grants, the Committee considered the following factors:

•	Continued focus on creating stockholder value to more closely align pay with performance

•	Targeting executives’ pay opportunities competitively with the market median

•	Rewarding each individual for their direct contribution to revenue and profitability of the business

Listed below are the 2015 target LTIP values for the NEOs:

NEO	2015 LTIP Value as % of Salary
Mr. Adams	325%
Mr. Tynan	190%
Mr. Quinly	200%
Mr. Ferdenzi	130%
Mr. Jakubowitz	70%

If the NEOs drive Company performance that achieves target levels, payouts will result in values that approximate market median LTIP payments.

Key Changes to the 2015 LTIP Design and Grants

There were no changes made to the LTIP award mix for 2015. In November 2015, the LTIP grants for NEOs consisted of equity-based performance share units (“PSUs”), cash-based performance units (“PUs”), and time-based restricted stock units (“RSUs”). The Committee believes the award mix summarized in the (table below) provides the proper amount of leverage in the LTIP program. The Company used a set of LTIP components to balance the multiple interests of 1) significant pay at risk, 2) stockholder interests, 3) retention, and 4) internal and external performance goals. The three components chosen each accomplish a different “mission” in terms of incenting NEO performance.

2015 LTIP Incentive Mix (Grants made in November 2015)

Long-Term Incentive Component (Weight)	Performance Condition/Vesting Schedule		Objective of Design
PSUs (40%)	•	Three-year relative TSR	•	Aligns pay with relative TSR
			•	Aligns NEOs’ interests with TSR
PUs (30%)	•	Three-year ROIC (weighted 60%) and three year organic sales growth (weighted 40%)	•	Focus on internal goals linked to long-term business strategy
			•	Use of cash to mitigate dilution and burn rate concerns
RSUs (30%)	•	Cliff vest 100% on the third anniversary of the date of grant	•	Retention
			•	Stock ownership
			•	Strengthens alignment with shareholders

Performance Share Units

The target number of PSUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PSUs and dividing by the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of the grant.

The payout is determined based on the table below in relation to peer performance.

	PSUs 2015-2017 Performance Period
	TSR vs. Peer Percentile Rank	Payout as a % of Target (1)
Maximum	≥ 75th	200%
Target	50th	100%
Threshold	25th	25%
Below Threshold	< 25th	0%

(1)	Linear interpolation for performance between disclosed payout levels

Cash-Based Performance Units

The target number of PUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PUs.

The performance targets are based 40% on three-year absolute organic sales growth and 60% on three-year absolute ROIC. The Company believes that organic sales growth and ROIC are long-term drivers of stockholder value.

•	ROIC is calculated as net operating profit after tax (excluding interest expense and other income) divided by average capital (beginning of year and end of year equity)

•

Organic Sales growth is defined as the increase or decrease in sales from the year preceding the performance period to the cumulative sales increase over the performance period divided by the sales from the year preceding the performance period, in each case excluding the effects of foreign currency translation as well as acquisitions and divestitures for which there is no comparable period

The number of units vesting can range from 0% to 200% of target. Performance targets for each goal are established at the beginning of the performance period.

Restricted Stock Units

The number of RSUs granted is calculated in the same manner as PSUs and cliff vest in three years.

Timing of LTIP Grants

All LTIP grants are historically approved at the Company’s November Board of Directors meeting. The meeting date for this and all other regularly scheduled Board of Directors and Committee meetings are selected and approved approximately 18 months in advance. The establishment of a grant date approximately 18 months in advance precludes the ability to “time” equity grants to coincide with a historically low share price.

2013-2015 Long-Term Incentive Compensation Payouts

Performance Share Units

In February 2016, a PSU payout was made for the November 2012 PSU grants covering performance for 2013-2015. The payout for PSUs for the performance period 2013-2015 was a 200% payout based on achievement of relative TSR at the peer group 96th percentile.

Cash-Based Performance Units

In February 2016, a cash-based performance unit payout was made to Messrs. Adams, Tynan, Quinly, Ferdenzi, and Jakubowitz based on the 2012 Performance Unit grants covering the 2013-2015 performance period. Awards were based upon achievement of the Company’s three-year sales growth and its three-year return on net assets (RONA). Sales growth is defined as the increase or decrease in sales over the performance period determined by dividing the cumulative sales increase over the performance period by the sales from the year preceding the performance period. RONA is defined as cumulative net income divided by average total assets excluding goodwill less current liabilities (at beginning and end of performance period).

The NEO awards are listed in the Summary Compensation Table in this Proxy Statement under the heading “Non-Equity Incentive Plan Compensation” and detailed below.

The following table details results for the Company’s cash-based performance unit payouts granted in November 2012. The performance period 2013-2015 resulted in performance of 11.6% for RONA and 7.6% for sales growth. This equates to a 92% payout and a 142% payout, respectively, for a total payout percentage of 117%. Since Mr. Quinly’s grant includes performance of the legacy Controls segment, his payout percent is 124.5%

	Target Performance Units	Payout Percent	Performance Unit Payout
Adams	$466,776	117%	$546,128
Tynan	$286,935	117%	$335,714
Quinly	$235,875	124.5%	$293,664
Ferdenzi	$94,500	117%	$110,565
Jakubowitz	$51,188	117%	$59,890

Employee Stock Purchase Plan

The Company’s NEOs, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Corporation Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee has the right to purchase under all Company employee stock purchase plans Company Common Stock that would accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such right to purchase is outstanding. The ESPP is offered in six-month “offering periods” commencing on January 1 and July 1. At the end of each offering period, participant contributions are used to purchase a number of shares of common stock (subject to IRS limits), in an amount equal to 85% of the fair market value of the common stock on the last day of each offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

During 2015, Messrs. Adams, Ferdenzi, and Jakubowitz participated in the ESPP. Messrs. Adams, Ferdenzi, and Jakubowitz purchased 344, 348, and 350 shares of Common Stock under the plan, respectively.

Executive Deferred Compensation Plan

The NEOs are also eligible to participate in the Company’s non-qualified executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to traditional and 401(k) pension plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus; and 50% of the cash portion of their long-term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus, the rate fluctuates annually. The average 30-year Treasury bond rate for November 2014 was 3.04% and money in the Plan earned 5.04% for 2015. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See “Deferred Compensation Plans” section in this Proxy Statement. In 2015, the following NEOs participated in the executive deferred compensation plan: Messrs. Tynan, Quinly, and Ferdenzi. Mr. Adams did not defer any compensation in 2015, but continued to accrue interest in the plan on deferrals in prior years.

Pension Plans

The NEOs also participate in the Curtiss-Wright Corporation Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Corporation Retirement Benefits Restoration Plan. This is consistent with the Company’s philosophy that compensation should promote the long-term retention and financial health of key executives and employees and be competitive with industry peers, The Company’s retirement plans integrate other components of the Company’s executive compensation program by generally including base salary and cash incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit plan made up of two separate benefits: (1) a traditional, final average pay (FAP) formula component (this benefit was closed to new entrants as of February 1, 2010 and has a 10 year sunset period commencing on January 1, 2014) and (2) a cash balance component (this benefit was closed to future participants and pay credits ceased as of

January 1, 2014, although interest continues to accrue on accounts). Both plans are non-contributory and employees hired prior to its close participate in one or both of the benefits, including the NEOs.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. Funds contributed to the Cash Balance portion of the Plan before it was frozen are credited to a notional cash balance account that grows with interest based on the rates each December for 30-Year Treasury Bonds.

As of January 1, 2015, no NEO had accrued any pension benefits prior to the plan merger in 1994: Mr. Adams, Mr. Tynan, Mr. Ferdenzi, Mr. Quinly, and Mr. Jakubowitz commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they continue to accrue a benefit under the amended Retirement Plan. The Company maintains an unfunded, non-qualified Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits.

Since the Restoration Plan benefits are not funded, in the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

Since the Company provided a traditional final average pay benefit under the Retirement Plan, the Company did not offer any Company-source contributions to NEO’s under the Company’s 401(k) savings Plan. However, NEO’s can elect to defer up to 75% of their own annual cash compensation per year on a tax deferred basis subject to the IRS Elective Deferral limit within the Plan. For 2015, the pre-tax contribution limit was 9.0%, and the after-tax Plan contribution limit for a highly compensated employee was limited to 2.0%.

Executive Perquisites

In addition to the standard benefit plans offered to all employees, the NEOs are eligible for a conservative level of executive perquisites, well within market practices. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals for the executive and his or her spouse. The Committee and outside Consultant have agreed that the overall level of perquisites the Company provides to its NEOs is reasonable and consistent with that of its peers.

Limited Use of Retention Agreement

On October 12, 2006, the Company entered into a restricted stock unit agreement with Mr. Adams. Mr. Adams received a grant of 31,948 restricted stock units with equivalent value of $1,000,000 on September 26, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams. The agreement provides for the entire grant to vest on October 12, 2016 (ten years from the date the agreement was executed), provided that Mr. Adams does not voluntarily leave the employ of Curtiss-Wright or Mr. Adams is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Adams may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for immediate vesting and conversion of the stock units upon Mr. Adams death or disability and in the event of a Change in Control of Curtiss-Wright.

On October 23, 2007, the Company entered into an additional restricted stock unit agreement with Mr. Adams on substantially the same terms as his existing agreement providing for a grant of 21,182 restricted stock units with equivalent value of $1,000,000 on September 24, 2007, the date the Board of Directors approved the material terms of the agreement. The restricted stock units in Mr. Adams’ 2007 restricted stock unit agreement also vest on October 12, 2016 under the same terms and conditions set forth in his 2006 restricted stock unit agreement.

These agreements were entered into as part of the succession planning process to ensure the Company had a viable internal CEO candidate at the time of Martin R. Benante’s retirement, the Company’s former Chairman and CEO. Given Mr. Adams’ current performance as well as his performance in prior positions, it is the Committee’s view that Mr. Adams is an attractive candidate for positions outside of Curtiss-Wright. The agreements that have been approved by the Committee are justified and intended to retain Mr. Adams through 2016.

On April 1, 2013, the Company entered into a restricted stock unit agreement with Mr. Quinly. Mr. Quinly received a grant of 28,818 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock, the equivalent of $1,000,000 in value as of the closing price of Curtiss-Wright’s Common Stock on April 1, 2013, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Quinly. The agreement provides for the entire grant to vest on April 1, 2021 (eight years from the date the agreement was executed), provided that Mr. Quinly does not voluntarily leave the employ of Curtiss-Wright or Mr. Quinly is not otherwise terminated for any reason by the Company. On or prior to December 31, 2020, Mr. Quinly may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides immediate vesting and conversion of the stock units upon Mr. Quinly’s death or disability and in the event of a Change in Control of Curtiss-Wright. The agreement has been approved by the Committee and is intended to retain Mr. Quinly to maintain operational continuity through 2021.

Policies concerning equity-based and other long-term incentive compensation

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the NEOs and those of its stockholders, the Company requires the CEO and all other NEOs to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and three times annual salary for other NEOs.

All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants), are subject to the Guidelines, and 50% of the net proceeds of a stock based grant vested or exercised (current market value of shares less the strike price) must be retained in Company stock. There is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the NEO is only permitted to sell 50% of the value to accommodate the cost of taxes. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares above the ownership guideline.

Clawback Policy

In the event the amount of any incentive compensation award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if a participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and has committed an offense subject to forfeiture under such statute, the participant must reimburse the Company that portion of the incentive compensation award that was based on the inaccurate data or as provided for in such statute.

Prohibition of Insider Trading, Hedging, and Pledging

The Company also maintains an insider trading policy for all its employees, including the NEOs and members of the Board of Directors. The policy specifically prohibits employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities or those securities of any targeted acquisitions. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and hedging transactions such as zero-cost collars and forward sale contracts.

Other Policies

Use of Tax Gross-up

The Company’s existing NEO Change-in-Control agreements (except for Messrs. Quinly and Ferdenzi who became executive officers after 2008) provide for a supplemental cash payment to the extent necessary to preserve the level of benefits in the event of the imposition of excise taxes payable by a participant in respect of “excess parachute payments” under Section 280G of the Internal Revenue Code. The Company has not entered into a new agreement that includes tax gross-ups since 2008 and is committed to excluding this provision in any future agreements.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s CEO and up to three other executive officers other than the CFO. However, certain performance-based compensation is exempt from the deduction limit if specific requirements are met. The Committee intends to structure awards to executive officers under the Company’s MICP and equity awards program to qualify for this exemption. However, when appropriate, the Committee believes that stockholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with Management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

S. Marce Fuller, Chairperson Dean M. Flatt John R. Myers Robert J. Rivet

Risk Consideration in the Overall Compensation Program for 2015

In 2015, the Executive Compensation Committee, with the assistance of Management and the oversight of FW Cook, assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Executive Compensation Committee concluded in this risk assessment that these programs have been designed and administered in a manner that discourages undue risk-taking by employees, including a number of features of the programs that are designed to mitigate risk, including:

•	Limits on annual and long-term performance awards, thereby defining and capping potential payouts

•	Proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained Company performance over time

•

Use of three distinct long-term equity incentive vehicles—restricted stock units, long-term cash-based performance units, and performance shares—that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance

•	Use of balanced measures, including top and bottom line measures, income and balance sheet statement measures, and short- and long-term measurement periods

•	Stock ownership guidelines for senior executives that ensure alignment with stockholder interests over the long term

•

Incorporation of an individual performance score, ranging from one 1.0 to five 5.0, as a key factor in the total annual incentive calculation, thereby enabling the Committee to direct a zero payout for the 20% individual-performance component (the executive can still get a payout for the 20% corporate operating income performance component, the 30% corporate operating margin performance component, and the 30% working capital as a percentage of sales performance component) to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company

•	A formal clawback policy

For the foregoing reasons, the Committee has concluded that the Company’s compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk is appropriate for the best interests of stockholders.

Post-Employment Agreements

Severance Agreements

The Company has At-will severance agreements with Messrs. Adams, Tynan, Quinly, Ferdenzi, and Jakubowitz. In the case of involuntary termination of employment other than termination for cause (as defined in the agreements), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide in the case of Mr. Adams two years’ base salary and annual target bonus as the payment of severance pay, and, in the case of all other NEOs, the equivalent of one year’s base salary and annual target bonus to be paid at the time of termination, as well as the continued availability of certain employee health and welfare benefits for a period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the employee’s option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims, and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

The Company has Change-in-Control severance protection agreements with Messrs. Adams, Tynan, Quinly, Ferdenzi, and Jakubowitz. The agreements with Messrs. Adams, Tynan, and Quinly,

provide for payment of severance pay equal to three times while Mr. Ferdenzi and Mr. Jakubowitz provide for two times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the annual incentive plan immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of three years following termination of employment.

All agreements have a double trigger, i.e. severance may be paid in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment without “cause” of an NEO during the two year period following a change-in-control, or if the NEO terminates the NEO’s employment with the Company with “good reason,” then the NEO is entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30 day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The agreements for all NEOs except Messrs. Quinly, Ferdenzi, and Jakubowitz are “grandfathered” to renew automatically each year. Consistent with best practices, all future executive officer change-in-control agreements elected as executive officers after January 1, 2008, must be approved and renewed annually by the Committee.

The following table shows the potential incremental value transfer to the NEOs under various employment related scenarios.

Potential Post-Employment Payment

Termination Scenario	David C. Adams	Glenn E. Tynan	Thomas P. Quinly	Paul J. Ferdenzi	Harry S. Jakubowitz
If Retirement or Voluntary Termination Occurred on December 31, 2015 (a) (b)	$3,332,619	$2,055,317	$2,115,356	$0	$744,176
If Termination for Cause Occurred on December 31, 2015 (c)	$828,302	$937,777	$732,834	$0	$163,313
If Termination Without Cause Occurred on December 31, 2015 (d)	$7,872,024	$2,598,217	$2,715,356	$414,180	$1,024,176
If “Change In Control” Termination Occurred on December 31, 2015 (e)	$17,481,737	$7,155,707	$7,716,931	$3,021,386	$2,503,479
If Death Occurred on December 31, 2015 (f)(g)	$9,171,166	$3,378,208	$4,017,800	$1,501,846	$1,200,333

(a)	Mr. Jakubowitz is eligible for Full Retirement. Messrs. Adams, Tynan, and Quinly are eligible for Early Retirement. Mr. Ferdenzi is not yet eligible for Early Retirement.

(b)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2015 that would vest after the date of termination or retirement, and (2) incremental value on measurement date (December 31, 2015) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(c)

Includes incremental value on measurement date (December 31, 2015) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(d)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2015 that would vest after the date of termination for retirement-eligible executives, (2) severance payout, (3) accelerated vesting of retention agreement for Mr. Adams, and (4) incremental value on measurement date (December 31, 2015) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(e)

Includes (1) change-in-control severance payout, (2) accelerated vesting of retention agreements for Messrs. Quinly and Adams, (3) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2015, (4) incremental value on measurement date (December 31, 2015) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”) including additional three years of benefit accrual per change-in-control agreements, assuming the executive elects immediate payout, and (5) gross-up payment per change-in-control agreements.

(f)

Includes (1) accelerated vesting of retention agreements for Messrs. Quinly and Adams, (2) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2015, (3) incremental value on measurement date (December 31, 2015) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout, and (4) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the other NEOs of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards ($)		Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (g)	All Other Compensation (h)	Total
				Performance Share Units (c)	Restricted Stock Units (d)
							Annual Plan (e)	Long-Term Plan (f)
David C. Adams –	2015	$900,000	$0	$1,170,000	$877,500	$0	$1,286,145	$546,128	$1,401,557	$48,656	$6,229,986
Chairman and Chief	2014	$815,385	$0	$1,020,000	$765,000	$0	$1,359,247	$693,757	$1,573,474	$40,428	$6,267,291
Executive Officer	2013	$690,154	$207,805	$810,000	$607,500	$0	$746,195	$568,734	$415,044	$41,558	$4,086,990
Glenn E. Tynan –	2015	$542,900	$0	$412,604	$309,453	$0	$554,165	$335,714	$541,031	$58,387	$2,754,254
Vice President	2014	$533,935	$0	$401,746	$301,310	$0	$647,529	$556,747	$868,132	$28,529	$3,337,928
Finance and Chief	2013	$517,000	$0	$382,580	$286,935	$0	$458,322	$469,178	$40,715	$32,428	$2,187,158
Financial Officer
Thomas P. Quinly –	2015	$600,000	$0	$480,000	$360,000	$0	$621,450	$293,664	$494,908	$34,446	$2,884,468
Vice President and	2014	$600,000	$0	$480,000	$360,000	$0	$750,150	$410,984	$565,057	$6,864	$3,173,055
Chief Operating	2013	$464,846	$0	$480,000	$360,000	$0	$461,244	$263,145	$142,869	$27,400	$2,199,504
Officer
Paul J. Ferdenzi –	2015	$404,880	$0	$215,374	$161,530	$0	$359,000	$110,565	$300,373	$30,319	$1,582,041
Vice President, General	2014	$378,461	$0	$187,200	$140,400	$0	$373,996	$179,550	$390,620	$36,740	$1,686,967
Counsel, and Corporate
Secretary
Harry S. Jakubowitz –	2015	$278,923	$8,400	$78,400	$58,800	$0	$167,706	$59,890	$214,867	$30,399	$897,385
Vice President and
Treasurer

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)	Represents a discretionary award paid to Mr. Adams on February 14, 2014 and a lump sum award in lieu of merit increase for Mr. Jakubowitz paid in May 2015.

(c)

Includes grants of performance share units as part of the Company’s Long Term Incentive Plan in November of each year. The values shown represent the grant date fair value of the grants at target. Performance share units have a maximum payout of 200% of target.

(d)

Includes grants of time-based restricted stock units as part of the Company’s Long Term Incentive Plan in November of each year. The values shown represent the grant date fair value of the grants at target.

(e)	Includes payments made based on the Company’s annual Modified Incentive Compensation Plan (MICP) for performance during the year.

(f)	Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan.

(g)	Represents annual change in the actuarial accumulated present value (APV) of accumulated pension benefits.

(h)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its NEOs.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The NEOs participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through Wachovia Financial Services. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits

Name	Automobile (a)	Financial Planning	Executive Physical	Insurance Premiums
David C. Adams	$20,500	$9,500	$14,360	$4,296
Glenn E. Tynan	$16,567	$12,000	$27,055	$2,765
Thomas P. Quinly	$4,627	$10,586	$16,469	$2,765
Paul J. Ferdenzi	$8,105	$12,000	$8,885	$1,329
Harry S. Jakubowitz	$13,157	$10,000	$3,408	$3,834

(a)	Represents the personal use of Company-leased automobiles.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full-time employees of the Company.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the NEOs, may elect to defer additional cash compensation on a tax deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David C. Adams	MICP (a)	11/10/2015		$472,500	$945,000	$1,890,000
	LTI (b)	11/23/2015	877,500	$438,750	$877,500	$1,755,000
	LTI (c)	11/23/2015					8,244	16,488	32,976				$1,170,000
	LTI (d)	11/23/2015								12,366			$877,500
Glenn E. Tynan	MICP (a)	11/10/2015		$203,588	$407,175	$814,350
	LTI (b)	11/23/2015	309,453	$154,727	$309,453	$618,906
	LTI (c)	11/23/2015					2,908	5,815	11,630				$412,604
	LTI (d)	11/23/2015								4,361			$309,453
Thomas P. Quinly	MICP (a)	11/10/2015		$225,000	$450,000	$900,000
	LTI (b)	11/23/2015	360,000	$180,000	$360,000	$720,000
	LTI (c)	11/23/2015					3,382	6,764	13,528				$480,000
	LTI (d)	11/23/2015								5,073			$360,000
Paul J. Ferdenzi	MICP (a)	11/10/2015		$134,609	$269,217	$538,434
	LTI (b)	11/23/2015	161,530	$80,765	$161,530	$323,060
	LTI (c)	11/23/2015					1,518	3,035	6,070				$215,374
	LTI (d)	11/23/2015								2,276			$161,530
Harry S. Jakubowitz	MICP (a)	11/10/2015		$63,000	$126,000	$252,000
	LTI (b)	11/23/2015	58,800	$29,400	$58,800	$117,600
	LTI (c)	11/23/2015					553	1,105	2,210				$78,400
	LTI (d)	11/23/2015								829			$58,800

(a)

Values in this row represent the Company’s annual Modified Incentive Compensation Plan (MICP), that were approved on November 10, 2015 for performance during fiscal 2016. The incentive threshold, target, and maximum are expressed above as a percentage of annualized base salary on December 31, 2015.

(b)	Values in this row represent grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.

(c)	Values in this row represent grants of performance share units as part of the Company’s Long-Term Incentive Plan.

(d)	Values in this row represent grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

The NEOs are paid dividends on restricted stock awards only. These dividends are reinvested into the restricted stock awards and are subject to the same limitations and restrictions as the original restricted stock award. The plan specifically prohibits the re-pricing of options and requires that any equity- based grants be issued based on the closing price of the Company’s Common Stock as reported by the NYSE on the date of the grant.

The Committee granted cash-based performance units, performance shares, and restricted stock units in November 2015 to the NEOs. The cash-based performance units and performance shares units will mature in December 2018 and will be paid in early 2019 if the financial goals are attained. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the NEOs. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units that Have Not Vested ($) (a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Adams	34,414	0	0	$29.88	11/15/2020	31,948	2,188,438	(b)
						21,182	1,450,967	(b)	18,889	1,293,897	(c)
						11,889	814,397		15,852	1,085,862	(d)
						10,839	742,472		14,452	989,962	(e)
						12,366	847,071		16,488	1,129,428	(f)
Glenn E. Tynan	10,246	0	0	$54.00	11/16/2017				11,611	795,354	(c)
	27,704	0	0	$30.12	11/15/2018	5,616	384,696		7,487	512,860	(d)
	27,050	0	0	$30.90	11/17/2019	4,269	292,427		5,692	389,902	(e)
	30,349	0	0	$29.88	11/15/2020	4,361	298,729		5,815	398,328	(f)
Thomas P. Quinly	4,867	0	0	$36.73	11/19/2016
	4,318	0	0	$54.00	11/16/2017	28,818	1,974,033	(b)	9,545	653,833	(c)
	15,218	0	0	$30.12	11/15/2018	7,046	482,651		9,394	643,489	(d)
	14,859	0	0	$30.90	11/17/2019	5,101	349,419		6,801	465,869	(e)
	17,308	0	0	$29.88	11/15/2020	5,073	347,501		6,764	463,334	(f)
Paul J. Ferdenzi	1,973	0	0	$36.73	11/19/2016
	1,821	0	0	$54.00	11/16/2017				3,824	261,944	(c)
	4,566	0	0	$30.12	11/15/2018	1,850	126,725		2,466	168,921	(d)
	4,681	0	0	$30.90	11/17/2019	1,989	136,247		2,652	181,662	(e)
	5,302	0	0	$29.88	11/15/2020	2,276	155,906		3,035	207,898	(f)
Harry S. Jakubowitz	1,573	0	0	$36.73	11/19/2016
	1,371	0	0	$54.00	11/16/2017				2,072	141,932	(c)
	2,944	0	0	$30.12	11/15/2018	1,002	68,637		1,336	91,516	(d)
	3,283	0	0	$30.90	11/17/2019	774	53,019		1,031	70,624	(e)
	3,816	0	0	$29.88	11/15/2020	829	56,787		1,105	75,693	(f)

(a)

Represents unvested restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015.

(b)	Represents retention grants of restricted stock units for Mr. Adams and Mr. Quinly. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015.

(c)

Represents cash value at target of outstanding performance-based share units granted December 20, 2012 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015. Performance shares were earned as common stock in February 2016 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2015. These shares are no longer outstanding as of the date of this filing.

(d)

Represents cash value at target of outstanding performance-based share units granted November 12, 2013 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015. Performance-based share units will be earned as common stock early in 2017 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2016.

(e)	Represents cash value at target of outstanding performance-based share units granted November 11, 2014 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015. Performance-based share units will be earned as common stock early in 2018 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2017.

(f)

Represents cash value at target of outstanding performance-based share units granted November 23, 2015 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $68.50, the closing price of Company common stock on December 31, 2015. Performance-based share units will be earned as common stock early in 2019 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2018.

The following table sets forth information regarding options exercised and stock vested during calendar year 2015.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
David C. Adams	62,100	$2,440,366	36,557	$2,464,322
Glenn E. Tynan	0	$0	26,610	$1,799,871
Thomas P. Quinly	3,354	$141,219	20,392	$1,377,454
Paul J. Ferdenzi	2,518	$105,957	6,360	$427,203
Harry S. Jakubowitz	2,088	$81,599	3,447	$231,539

(a)	Stock Awards includes the vesting of the November 15, 2011 Performance Share Unit grant (for performance period 2012-2014) and the December 20, 2012 Restricted Stock grant plus reinvested dividends.

Deferred Compensation Plans

The following table shows the deferred compensation activity for the NEOs during 2015. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David C. Adams	$0	$0	$0	$0	$4,296,992
Glenn E. Tynan	$91,898	$0	$91,898	$0	$800,213
Thomas P. Quinly	$525,075	$0	$525,075	$0	$1,095,240
Paul J. Ferdenzi	$158,429	$0	$158,429	$0	$331,805
Harry S. Jakubowitz	$0	$0	$0	$0	$0

(a)	Amounts reported in this column represent deferral of salary and incentive payments deferred in 2015, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the NEOs at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2015. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Retirement Plan	16	$1,786,143	$0
Glenn E. Tynan	Curtiss-Wright Corporation Retirement Plan	16	$975,390	$0
Thomas P. Quinly	Curtiss-Wright Corporation Retirement Plan	11	$665,954	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Plan	17	$794,071	$0
Harry S. Jakubowitz	Curtiss-Wright Corporation Retirement Plan	14	$830,110	$0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or three years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2015, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

Non-Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Retirement Plan	16	$4,899,628	$0
Glenn E. Tynan	Curtiss-Wright Corporation Retirement Plan	16	$3,170,694	$0
Thomas P. Quinly	Curtiss-Wright Corporation Retirement Plan	11	$1,613,143	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Plan	17	$864,041	$0
Harry S. Jakubowitz	Curtiss-Wright Corporation Retirement Plan	14	$481,838	$0

(a)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the C-W Retirement Plan.

(b)

The present value of the accumulated benefit was determined as of December 31, 2015, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2015. Mr. Adams, the only current director who is an employee of the Company, is not compensated for his services as a Board member.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)(c)	Total
Martin R. Benante (d)	—	—	—	—	—	—	—
Dean M. Flatt	$80,000	$90,000	—	—	—	$185	$170,185
S. Marce Fuller	$115,000	$90,000	—	—	—	$185	$205,185
Allen A. Kozinski	$90,000	$90,000	—	—	—	$185	$180,185
John R. Myers	$80,000	$90,000	—	—	—	$185	$170,185
John B. Nathman	$80,000	$90,000	—	—	—	$185	$170,185
Robert J. Rivet	$95,000	$90,000	—	—	—	$185	$185,185
William W. Sihler	$80,000	$90,000	—	—	—	$185	$170,185
Albert E. Smith	$90,000	$90,000	—	—	—	$185	$180,185
Stuart W. Thorn	$80,000	$90,000	—	—	—	$185	$170,185

(a)

Represents all fees earned or paid for services as a director, including annual retainer, lead director fee, board meeting fees, and committee chairman retainers, and includes amounts deferred. Directors have a choice to receive all or a portion of their director fees paid in cash, stock, or a combination of the two. Directors also have a choice to defer all or a portion of director fees paid in cash or stock. For fiscal 2015, Dr. Sihler elected to receive $40,000 of his director fees in deferred stock and Mr. Thorn elected to receive all of his director fees in deferred stock, as set forth in the tables below.

Name	Stock Award (#)*	Grant Date Fair Value ($)	Pay Date
Sihler	22	$1,562	March 31, 2015
	22	$1,562	March 31, 2015
	94	$6,875	March 31, 2015
	22	$1,562	June 30, 2015
	22	$1,562	June 30, 2015
	94	$6,875	June 30, 2015
	26	$1,562	September 30, 2015
	26	$1,562	September 30, 2015
	110	$6,875	September 30, 2015
	23	$1,562	December 31, 2015
	23	$1,562	December 31, 2015
	100	$6,875	December 31, 2015
Thorn	43	$3,125	March 31, 2015
	43	$3,125	March 31, 2015
	188	$13,750	March 31, 2015
	43	$3,125	June 30, 2015
	43	$3,125	June 30, 2015
	190	$13,750	June 30, 2015
	50	$3,125	September 30, 2015
	50	$3,125	September 30, 2015
	220	$13,750	September 30, 2015
	46	$3,125	December 31, 2015
	46	$3,125	December 31, 2015
	201	$13,750	December 31, 2015

*	Shares rounded up to the next whole number of shares

(b)

The values shown represent the aggregate grant date fair value for 2015 computed in accordance with FASB ASC Topic 718. In February 2015, each non-employee Director was awarded 1,309 shares of restricted common stock as annual stock grant, each having a full fair value of $90,000 based on the market value of the common stock on the grant date pursuant to FASB ASC Topic 718. The aggregate number of stock awards outstanding at December 31, 2015 are as follows: Flatt—5,287; Fuller—4,395; Kozinski—4,395; Myers—4,395; Nathman—4,395; Rivet—5,435; Sihler—4,395; Smith—4,395; and Thorn, 3,078.

(c)	Represents premium payments paid by the Company during the covered fiscal year for term life insurance.

(d)	Mr. Benante retired from the Board effective as of May 6, 2015. Mr. Benante was not compensated for his service as a Board member in 2015.

In 2015, each non-employee director of the Company was paid an annual retainer of $55,000 plus $12,500 for each committee such director is a member. The chairpersons of the Finance Committee and Committee on Directors and Governance of the Board of Directors were paid an additional annual retainer of $10,000. The chairpersons of Audit and Executive Compensation Committees of the Board of Directors were paid an additional annual retainer of $15,000. The lead independent director was paid an additional annual retainer of $20,000. Pursuant to the Company’s 2014 Omnibus Incentive Plan, the Company’s non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash. Each non-employee Director is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums. The premiums paid on this insurance coverage for each Director is reported as income to the Director. In addition, each Director is also eligible for executive physicals at the Mayo clinic for the Director and his or her spouse, which the Company pays the cost and whose total value for each Director is generally less than $10,000.

In addition to the annual retainer and meeting fees described above, under the Company’s 2014 Omnibus Incentive Plan, the Company, acting through the Committee on Directors and Governance has the discretionary authority to make equity grants to non-employee Directors. Effective February 2016, each non-employee Director, other than Mr. Thorn who resigned from the Board, was granted 1,380 shares of restricted Common Stock based on a market value of $90,000 on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a three year period. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five year period. In 2014, but effective January 1, 2015, the Directors adopted a policy that each Director must accumulate a total position in the Company’s Common Stock with a value of five times (previously three times) the annual retainer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act and the rules thereunder of the SEC require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. SEC regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports and on such information from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2015 were filed on time. A Form 5 for Glenn E. Tynan reporting exempt transactions covering exempt purchases of Common Stock on April 13, 2015, July 9, 2015, and October 16, 2015 through a dividend reinvestment account was filed on January 7, 2016.

Certain Relationships and Related Transactions

The Company’s legal department is primarily responsible for identifying relationships and transactions in which the Company and a director, any nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors, nominees for directors, and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. Further enhancing the Company’s commitment to identify any transactions with related persons, the Company’s finance department also requires each of the business units to identify and disclose all related person transactions on a quarterly basis or on such shorter intervals as the situation arises.

The Company’s corporate governance guidelines, applicable to Directors, and the Company’s code of conduct, applicable to all employees of the Company, including executive officers (copies of which may be viewed within the Corporate Governance section of the Company’s website at www.curtisswright.com and are available in print, without charge, upon written request to the Company’s Corporate Secretary), prohibits such individuals from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where a director, executive officer, or immediate family member may have significant financial or business interests in another company competing with or doing business with the Company, or who stands to benefit in some way from such a relationship or activity. If a director or executive officer believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, he or she must promptly notify the Company’s General Counsel. In case of a transaction involving a director, he or she must also notify the Chairperson of the Committee on Directors and Governance (or in case of a transaction involving the Chairperson of the Committee on Directors and Governance, notify the members of the Committee on Directors and Governance).

The Board of Directors has responsibility for reviewing and approving or ratifying related person transactions. To the extent that a proposed related-person transaction may involve a director, such individual may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest.

Neither the corporate governance guidelines nor code of conduct specify the standards to be applied by the Board of Directors in reviewing transactions with related persons. However, the Company expects that in general the Board of Directors will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: (i) the benefits to the Company; (ii) the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available for similar transactions with unrelated third parties.

During fiscal year 2015, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company or any of its subsidiaries. During fiscal year 2015, none of our Directors, nominees for directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company.

•	None of the members of the Executive Compensation Committee or any members of their immediate family entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee.

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee.

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 16, 2016 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company, (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The percentages in the third column are based on 44,472,685 shares of Common Stock issued and outstanding on February 16, 2016. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class
BlackRock, Inc.	4,512,688	(a)	10.1%
Singleton Group LLC	3,762,960	(b)	8.5%
The Vanguard Group	3,144,823	(c)	7.1%
GAMCO Asset Management Inc.	3,120,297	(d)	7.0%
Dimensional Fund Advisors LP	2,394,331	(e)	5.4%
David C. Adams	216,501	(f)(g)(h)	*
Paul J. Ferdenzi	38,837	(f)(g)(h)	*
Dean M. Flatt	8,454	(f)(i)	*
S. Marce Fuller	23,553	(f)(j)	*
Rita J. Heise	-0-	(f)	—
Harry S. Jakubowitz	30,895	(f)(g)(h)	*
Dr. Allen A. Kozinski	25,874	(f)(i)	*
John R. Myers	16,692	(f)(i)	*
John B. Nathman	13,242	(f)(i)	*
Thomas P. Quinly	134,355	(f)(g)(h)	*
Robert J. Rivet	4,819	(f)(i)	*
Dr. William W. Sihler	6,724	(f)	*
Albert E. Smith	20,120	(f)(i)	*
Stuart W. Thorn	590	(f)(i)	*
Glenn E. Tynan	192,917	(f)(g)(h)	*
Peter C. Wallace	-0-	(f)	—
Directors and Executive Officers as a group (15 persons)	734,844	(k)	1.7%

*	Less than 1%.

(a)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 6, dated January 21, 2016, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2015, BlackRock, Inc. possessed sole voting and sole dispositive power with respect to 4,401,650 and 4,512,688 shares of Common Stock, respectively.

(b)

Address is 11661 San Vicente Boulevard, Suite 915, Los Angeles, California, 90049. The information as to the beneficial ownership of Common Stock by Singleton Group LLC was obtained from Amendment No. 2, dated August 17, 2007, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such report discloses that at August 17, 2007: (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (2) Christina Singleton Mednick possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 3,762,960 shares of Common Stock and sole voting and dispositive power with respect to 56 shares of Common Stock.

(c)

Address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information as to the beneficial ownership of Common Stock by The Vanguard Group was obtained from Amendment No. 3, dated February 10, 2016, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2015, The Vanguard Group: (1) possessed sole voting power with respect to 61,877 shares of Common Stock, (2) possessed sole dispositive power with respect to 3,083,046 shares of Common Stock, (3) possessed shared voting power with respect to 2,600 shares of Common Stock, and (4) possessed shared dispositive power with respect to 61,777 shares of Common Stock.

(d)

Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Common Stock by GAMCO Asset Management Inc. was obtained from Form 13F, dated February 5, 2016, filed with the Securities and Exchange Commission. Such Form 13F disclosed that at December 31, 2015, it possessed sole voting power with respect to 1,792,197 shares of Common Stock and no voting power with respect to 86,500 shares of Common Stock. Also, pursuant to Form 13F, dated February 5, 2016, filed with the Securities and Exchange Commission, Gabelli Funds, LLC, an affiliate of GAMCO Asset Management Inc., disclosed that at December 31, 2015, it possessed sole voting power with respect to 1,241,600 shares of Common Stock.

(e)

Address is 6300 Bee Cave Road, Austin, Texas 78746. The information as to the beneficial ownership of Common Stock by Dimensional Fund Advisors LP was obtained from its statement on Schedule 13G dated February 9, 2016, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2015, Dimensional Fund Advisors LP possessed sole voting power and sole dispositive power with respect to 2,325,171 and 2,394,331 shares of Common Stock, respectively. Pursuant to such Schedule 13G, Dimensional Fund Advisors LP disclaims beneficial ownership as to all securities covered by such schedule.

(f)	Address is c/o Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

(g)

Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of February 16, 2016 as follows: David C. Adams, 34,414; Paul J. Ferdenzi, 18,343; Harry S. Jakubowitz, 12,987; Thomas P. Quinly, 56,570; and Glenn E. Tynan, 95,349.

(h)	Includes shares of time-based restricted Common Stock (granted under the Company’s 2005 Long-Term Incentive Plan and 2014 Omnibus Incentive Plan, as applicable) that vest on the third anniversary of the date of grant as follows: David C. Adams, 88,186; Paul J. Ferdenzi, 6,102; Harry S. Jakubowitz, 2,599; Thomas P. Quinly, 42,027; and Glenn E. Tynan, 14,208.

(i)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2005 Stock Plan for Non-Employee Directors and 2014 Omnibus Incentive Plan, as applicable): Dean M. Flatt, 4,760; Allen A. Kozinski, 2,868; John R. Myers, 2,868; John B. Nathman, 1,179; Robert J. Rivet, 1,040; Albert E. Smith, 2,868; and Stuart W. Thorn, 590.

(j)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.

(k)	Includes shares of Common Stock as indicated in the preceding footnotes.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, subject to the ratification by the Company’s stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

Ratification of the appointment of Deloitte & Touche LLP will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 2 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record and you do not instruct your bank, broker or other holder of record on how to vote on this “routine” proposal, your bank, broker or other holder of record will nevertheless have authority to vote your shares on this “routine” proposal in your banks’, brokers’ or other holders’ of record discretion.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

Disclosure about Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2015 and 2014, as well as other services provided during those periods:

	2015	2014
Audit Fees (a)	$3,814,000	$4,137,000
Audit-Related Fees (b)	$45,000	$42,000
Tax Fees (c)	$228,000	$120,000
All Other Fees (d)	$50,000	—

Total	$4,137,000	$4,299,000

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2015 and 2014 are for activities related to discontinued operations and a pension plan audit for one of our subsidiaries.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2015 and 2014 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)	All Other Fees consist of fees billed for research and advisory services related to human resources and talent acquisition services.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $250,000 to be provided by the independent accountants so long as no individual service exceeds $50,000. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2015, all of the Audit-Related Fees, Tax Fees, and All Other Fees in the table above were approved by the Audit Committee. The Company believes that none of the time expended on Deloitte & Touche LLP’s engagement to audit the Company’s financial statements for fiscal 2015 and 2014 was attributable to work performed by individuals other than Deloitte & Touche LLP’s full-time, permanent employees.

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Overview

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing the stockholders with an opportunity to provide an advisory vote to approve executive compensation (commonly known as a “Say on Pay” proposal). The Board of Directors recognizes that providing stockholders with an advisory vote to approve executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. At the 2015 Annual Meeting of stockholders, approximately 90% of the shares voted were voted in favor of the advisory resolution concerning the compensation of the Named Executive Officers. The Company’s next Say on Pay vote after this Annual Meeting will occur at the 2017 Annual Meeting of stockholders. The Company will continue to hold this vote annually until another vote on frequency occurs, which will be no later than the 2017 Annual Meeting of stockholders. The Company’s executive compensation program and practices are fully described in the “Compensation Discussion and Analysis” section and other table and narrative disclosures in this Proxy Statement.

Compensation Objectives

As generally described in the above “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short and long term performance.

Company Performance

Overall, the Company performed strongly once again in 2015, including the following results. Incentive awards earned by the Named Executive Officers for fiscal 2015 reflect the Company’s strong operating performance and the Company’s commitment to pay for performance. The Company believes that its performance-oriented executive compensation program played an important role in the Company’s 2015 successes.

•	Operating income increased 10% and operating margin increased 150 basis points to 14.1%, based on improvements in the Company’s Defense and Power segments

•	Net earnings from continuing operations increased 13% to $192 million, or $4.04 per diluted share

•	Working capital as a percentage of sales increased slightly to 25.4%

•	Organic sales were essentially flat in 2015

•

Adjusted free cash flow, defined as cash flow from operations less capital expenditures and excluding contributions to the Company’s corporate defined benefit pension plan of $145 million, increased 3% to $272 million for 2015, equating to a solid 141% cash conversion (based on net earnings from continuing operations). Cash conversion is calculated as adjusted free cash flow divided by earnings from continuing operations.

The Company urges its stockholders to read the above “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of the Named Executive Officers. The Executive Compensation Committee believes that the policies and procedures articulated in the above “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

The Board recommends that stockholders continue to support this compensation program by voting on the following resolution:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein.”

This vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee, or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Executive Compensation Committee or require the Board of Directors or the Executive Compensation Committee to take any specific action. The Board of Directors and the Executive Compensation Committee value the opinions of the stockholders, and, to the extent there is any significant vote against the Named Executive Officers compensation as disclosed in this Proxy Statement, the Board of Directors will consider the stockholder concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Adoption of this resolution will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy (and eligible to vote) and voting at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 2 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Three.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of the proxy materials in the mail, a single set of our annual report and proxy statement, to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card if they received a paper copy of the proxy materials in the mail. If your household received a single set of such disclosure documents for this year, but you would prefer to receive your own copy now or in the future, please contact our transfer agent, Broadridge Financial Solutions, Inc., by calling their toll-free number, 1-800-542-1061, or writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy of such disclosure documents will be promptly provided to you upon receipt of your request. Stockholders sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or our proxy statement and annual report, as applicable, and who wish to receive a single copy of such materials in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FOR 2017 ANNUAL MEETING

Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2017 Annual Meeting must do so no later than November 26, 2016. This requirement is separate from the SEC’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 8, 2017.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2017 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 7, 2017 and no earlier than January 8, 2017. However, if the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2016 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2017 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2017 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2017 Annual Meeting. They are separate from the SEC’s requirements to have stockholder proposals included in the Company’s 2017 proxy statement.

2015 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2015 Annual Report on Form 10-K (without exhibits) filed with the SEC, should write to the Corporate Secretary, Curtiss-Wright Corporation, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. Exhibits to the Form 10-K will be furnished upon written request and payment of the Company’s expenses in furnishing such documents. The Company’s 2015 Annual Report on Form 10-K is also available free of charge through the Investor Relations section of the Company’s website at www.curtisswright.com.

OTHER MATTERS WHICH MAY BE PRESENTED
FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Paul J. Ferdenzi Corporate Secretary

Dated: March 22, 2016

CURTISS-WRIGHT CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Appendix A

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may vote these shares in person by attending the annual meeting. Directions to the meeting are available at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E01228-P72844	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURTISS-WRIGHT CORPORATION					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:								number(s) of the nominee(s) on the line below.

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	David C. Adams	06)	John R. Myers
	02)	Dean M. Flatt	07)	John B. Nathman
	03)	S. Marce Fuller	08)	Robert J. Rivet
	04)	Rita J. Heise	09)	Albert E. Smith
	05)	Allen A. Kozinski	10)	Peter C. Wallace

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain

2.	To Ratify the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016								☐	☐	☐

3.	An advisory (non-binding) vote to approve Executive Compensation								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, May 6, 2016. A Notice and Proxy Statement and combined Business Review/2015 Annual Report on Form 10-K to security holders are available at www.proxyvote.com.

E01229-P72844

CURTISS-WRIGHT CORPORATION
Annual Meeting of Stockholders
May 6, 2016 1:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints DAVID C. ADAMS, GLENN E. TYNAN and HARRY JAKUBOWITZ, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 6, 2016, at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, commencing at 1:30 PM local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the matters listed on the reverse side as described in the accompanying proxy statement and, in their discretion, on other matters which may properly come before the meeting. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).

If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposals Two and Three. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and Business Review to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side